CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8, of our report dated April 5, 2024, relating to the consolidated financial statements of Kartoon Studios, Inc. as of and for the year ended December 31, 2023. Whippany, New Jersey June 7, 2024